Exhibit 99.1

TIPTREE REPORTS SECOND QUARTER 2022 RESULTS
New York, New York - August 8, 2022 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the three and six months ended June 30, 2022.

Second Quarter 2022 Summary

•In June 2022, Tiptree closed the previously announced $200 million strategic investment in Fortegra by Warburg Pincus. As part of the closing, $113 million of Tiptree’s corporate debt was repaid in full.

•Tiptree recognized a $63.2 million pre-tax gain in stockholders’ equity from the investment in Fortegra, which was partially offset by $39.6 million of tax expense associated with the tax deconsolidation of Fortegra. Of the total deferred tax liability, $25.5 million impacted net income with the remainder impacting stockholders’ equity directly.

•In the second quarter, we sold one dry bulk vessel for $21.5 million and signed definitive agreements to sell the remaining two dry bulk vessels for an aggregate of $46.2 million, representing an approximate 45% gain as compared to Q2’22 book value. The two dry bulk vessels under contract to sell are expected to close in Q3’22.

•Revenues for the quarter of $339.8 million, an increase of 13.4% from Q2'21 driven by growth in Fortegra’s specialty insurance lines and increased vessel revenues, partially offset by investment losses in 2022 compared to gains in 2021. Excluding investment gains and losses, revenues were up 16.1%.

•Net loss of $22.4 million compared to net income of $8.0 million in Q2'21, driven by the deferred tax liability associated with the Warburg Pincus investment and unrealized losses on investments as compared to gains in the prior year period, partially offset by growth in insurance and shipping operations.

•Adjusted net income of $14.0 million increased by 6.6% from $13.1 million in Q2'21, driven by growth in specialty insurance and shipping operations. Adjusted return on average equity was 12.3% for the quarter.

•The Company repurchased 89,543 shares in the quarter at an average price of $10.45 per share.

•Declared a dividend of $0.04 per share to stockholders of record on August 22, 2022 with a payment date of August 29, 2022.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except per share information)	2022	2021	2022	2021
Total revenues	$339,843	$299,687	$664,746	$594,375
Net income (loss) attributable to common stockholders	$(22,408)	$7,969	$(23,368)	$36,550
Diluted earnings per share	$(0.64)	$0.22	$(0.67)	$1.05
Cash dividends paid per common share	$0.04	$0.04	$0.08	$0.08
Return on average equity	(19.2)%	9.0%	(9.8)%	20.4%

Non-GAAP: (1)
Adjusted net income	$13,986	$13,125	$29,438	$26,280
Adjusted return on average equity	12.3%	13.1%	12.7%	13.5%
Book value per share	$10.75	$11.59	$10.75	$11.59
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

Year-to-date 2022 Summary

•Year-to-date revenues of $664.7 million, an increase of 11.8% from 2021 driven by similar factors impacting the quarter. Excluding investment gains and losses, revenues were up 20.2%.

•Net loss of $23.4 million compared to net income of $36.6 million in 2021, driven by the deferred tax liability associated with the tax deconsolidation of Fortegra and unrealized losses on investments as compared to gains in the prior year period, partially offset by growth in insurance and shipping operations.

•Adjusted net income of $29.4 million increased by 12.0% from prior year, driven by growth in specialty insurance and shipping operations. Adjusted return on average equity was 12.7%.

Segment Financial Highlights - Second Quarter 2022

Insurance (The Fortegra Group):

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
Gross written premiums and premium equivalents	$594,696	$552,780	$1,195,551	$1,030,013
Revenues	$293,831	$252,255	$576,360	$474,818
Income before taxes	$9,071	$14,704	$23,753	$36,232
Return on average equity	7.0%	16.2%	10.4%	19.4%
Combined ratio	90.9%	92.1%	90.7%	91.8%

Non-GAAP: (1)
Adjusted net income	$18,938	$14,091	$40,062	$26,867
Adjusted return on average equity	24.5%	20.1%	25.5%	18.3%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

•Fortegra’s gross written premiums and premium equivalents increased 7.6% for the quarter and 16.1% for the year driven by growth in U.S. specialty insurance lines and service contract businesses in U.S. and Europe. As a function of Fortegra’s premium growth, the combination of unearned premiums and deferred revenues on the balance sheet grew to $1.8 billion, up $0.4 billion, or 25.7%, from June 30, 2021.

•Revenues increased 16.5% for the quarter and 21.4% for the year driven by premium growth in specialty admitted and E&S lines, partially offset by unrealized investment losses. Excluding the impact of investment gains and losses, revenues increased by 21.9% for the quarter and 28.3% for the year.

•The combined ratio for the quarter was 90.9%, compared to 92.1% in Q2'21. Year-to-date combined ratio was 90.7%, an improvement of 110 basis points from 2021. Operating efficiencies contributed to an improved expense ratio, while the underwriting ratio increased modestly due to changes in business mix.

•Income before taxes for the quarter was $9.1 million. Year-to-date income before taxes of $23.8 million compared to $36.2 million in the prior year. Return on equity for the year was 10.4%, as compared to 19.4% in 2021.

•Adjusted net income for the quarter was $18.9 million, up 34.4% from Q2'21. Year-to-date adjusted net income was $40.1 million, up 49.1% from prior year driven by revenue growth and the improved combined ratio. The adjusted return on average equity was 25.5%, as compared to 18.3% in 2021.

•On April 1, 2022, Fortegra acquired ITC Compliance GRP Limited for net cash consideration of $15.0 million, which further establishes Fortegra's footprint in Europe and provides a wholly vertical compliance solution for the U.K. automotive market.

Tiptree Capital:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
Revenues	$46,012	$47,432	$88,386	$119,557
Income before taxes	$9,065	$8,395	$5,680	$36,466
Return on average equity	18.8%	15.5%	6.1%	32.2%

Non-GAAP: (1)
Adjusted net income	$3,904	$6,123	$4,877	$14,155
Adjusted return on average equity	9.4%	13.6%	5.7%	15.7%

(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

•Tiptree Capital income before taxes for the quarter was $9.1 million compared to $8.4 million in the prior year driven by improved dry bulk and tanker charter rates and the gain on sale of one of our dry bulk vessels.

•Income before taxes for the year was $5.7 million, down substantially from the prior year as declines in origination volumes and gain on sale margins in our mortgage business and unrealized losses on Invesque more than offset the improvements in our shipping business.

•In May 2022, $13.1 million of asset-based debt associated with tanker investments was prepaid at a discount of 10% to the outstanding principal balance.

Corporate:

Corporate includes expenses of the holding company for interest expense, employee compensation and benefits, and public company and other expenses. For the quarter, corporate expenses were $13.3 million compared to $11.6 million in Q2'21 and for the year were $25.6 million compared to $21.8 million. The increase in both periods was primarily the result of increased stock-based compensation expense.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

Earnings Conference Call
Tiptree will host a conference call on Tuesday, August 9, 2022 at 9:00 a.m. Eastern Time to discuss its Q2 2022 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-866-652-5200 (domestic) or 1-412-317-6060 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Tuesday, August 9, 2022 at 12:00 p.m. Eastern Time, until midnight Eastern on Tuesday, August 16, 2022. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 10168261.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, we have a significant track record investing in the insurance sector and across a variety of other industries, including mortgage origination, specialty finance and shipping. With proprietary access and a flexible capital base, we seek to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets
($ in thousands, except share data)

	As of
	June 30, 2022	December 31, 2021
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$606,462	$577,448
Loans, at fair value	91,387	105,583
Equity securities	96,876	138,483
Other investments	81,690	168,656
Total investments	876,415	990,170
Cash and cash equivalents	337,916	175,718
Restricted cash	13,397	19,368
Notes and accounts receivable, net	471,462	454,369
Reinsurance receivables	1,029,924	880,836
Deferred acquisition costs	433,614	379,373
Goodwill	186,567	179,103
Intangible assets, net	125,265	122,758
Other assets	151,867	146,844
Assets held for sale	106,282	250,608
Total assets	$3,732,709	$3,599,147

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$261,781	$393,349
Unearned premiums	1,219,115	1,123,952
Policy liabilities and unpaid claims	441,078	331,703
Deferred revenue	593,235	534,863
Reinsurance payable	292,355	265,569
Other liabilities and accrued expenses	330,659	306,536
Liabilities held for sale	69,146	242,994
Total liabilities	$3,207,369	$3,198,966

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 36,305,016 and 34,124,153 shares issued and outstanding, respectively	36	34
Additional paid-in capital	379,371	317,459
Accumulated other comprehensive income (loss), net of tax	(30,966)	(2,685)
Retained earnings	41,964	68,146
Total Tiptree Inc. stockholders’ equity	390,405	382,954
Non-controlling interests:
Fortegra preferred interests	77,679	—
Common interests	57,256	17,227
Total non-controlling interests	134,935	17,227
Total stockholders’ equity	525,340	400,181
Total liabilities and stockholders’ equity	$3,732,709	$3,599,147

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Earned premiums, net	$215,941	$176,958	$424,357	$323,877
Service and administrative fees	77,625	63,700	149,460	121,750
Ceding commissions	3,326	3,080	5,863	6,105
Net investment income	3,365	3,234	6,532	6,001
Net realized and unrealized gains (losses)	15,687	36,092	32,891	105,463
Other revenue	23,899	16,623	45,643	31,179
Total revenues	339,843	299,687	664,746	594,375
Expenses:
Policy and contract benefits	104,665	89,193	209,111	156,367
Commission expense	127,453	99,543	244,876	188,188
Employee compensation and benefits	48,262	45,693	104,717	98,617
Interest expense	9,135	8,981	19,334	18,233
Depreciation and amortization	6,009	6,208	12,165	12,142
Other expenses	39,512	38,594	70,688	69,961
Total expenses	335,036	288,212	660,891	543,508
Income (loss) before taxes	4,807	11,475	3,855	50,867
Less: provision (benefit) for income taxes	26,555	2,427	26,469	11,179
Net income (loss)	(21,748)	9,048	(22,614)	39,688
Less: net income (loss) attributable to non-controlling interests	660	1,079	754	3,138
Net income (loss) attributable to common stockholders	$(22,408)	$7,969	$(23,368)	$36,550

Net income (loss) per common share:
Basic earnings per share	$(0.64)	$0.24	$(0.67)	$1.10
Diluted earnings per share	$(0.64)	$0.22	$(0.67)	$1.05

Weighted average number of common shares:
Basic	35,228,775	32,898,769	34,731,655	32,661,195
Diluted	35,228,775	33,567,897	34,731,655	34,842,812

Dividends declared per common share	$0.04	$0.04	$0.08	$0.08

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

The Company defines Adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently.

We define Adjusted return on average equity as Adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use Adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently.

	Three Months Ended June 30, 2022
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$9,071	$24	$9,042	$(13,330)	$4,807
Less: Income tax (benefit) expense	(3,670)	12	(1,300)	(21,597)	(26,555)
Less: Net realized and unrealized gains (losses)	10,126	(1,580)	(4,450)	—	4,096
Plus: Intangibles amortization (1)	4,085	—	—	—	4,085
Plus: Stock-based compensation expense	24	—	23	10	57
Plus: Non-recurring expenses	1,449	—	(1,055)	2,108	2,502
Plus: Non-cash fair value adjustments	—	—	2,170	—	2,170
Less: Tax on adjustments (2)	(2,147)	361	658	23,952	22,824
Adjusted net income	$18,938	$(1,183)	$5,088	$(8,857)	$13,986

Adjusted net income	$18,938	$(1,183)	$5,088	$(8,857)	$13,986
Average stockholders’ equity	$309,774	$57,537	$108,019	$(21,082)	$454,248
Adjusted return on average equity	24.5%	(8.2)%	18.8%	NM%	12.3%

	Three Months Ended June 30, 2021
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$14,704	$5,775	$2,620	$(11,624)	$11,475
Less: Income tax (benefit) expense	(3,334)	(1,366)	(34)	2,307	(2,427)
Less: Net realized and unrealized gains (losses)	(2,808)	(600)	(142)	—	(3,550)
Plus: Intangibles amortization (1)	3,835	—	—	—	3,835
Plus: Stock-based compensation expense	500	166	4	479	1,149
Plus: Non-recurring expenses	1,834	—	281	2,171	4,286
Plus: Non-cash fair value adjustments	—	—	(695)	—	(695)
Less: Tax on adjustments (2)	(640)	84	30	(422)	(948)
Adjusted net income	$14,091	$4,059	$2,064	$(7,089)	$13,125

Adjusted net income	$14,091	$4,059	$2,064	$(7,089)	$13,125
Average stockholders’ equity	$281,041	$72,364	$121,129	$(73,310)	$401,224
Adjusted return on average equity	20.1%	22.4%	6.8%	NM%	13.1%

Notes
(1)	Specifically associated with acquisition purchase accounting. See Note (9) Goodwill and Intangible Assets, net, of the Company’s Form 10-Q for the period ended June 30, 2022.
(2)
Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts. For the three and six months ended June 30, 2022, included in the adjustment is an add-back of $25.5 million related to deferred tax expense from the WP Transaction.

	Six Months Ended June 30, 2022
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$23,753	$4,290	$1,391	$(25,579)	$3,855
Less: Income tax (benefit) expense	(7,334)	(966)	494	(18,663)	(26,469)
Less: Net realized and unrealized gains (losses)	16,769	(7,894)	4,401	—	13,276
Plus: Intangibles amortization (1)	8,031	—	—	—	8,031
Plus: Stock-based compensation expense	2,343	—	23	3,849	6,215
Plus: Non-recurring expenses	1,472	—	(922)	2,108	2,658
Plus: Non-cash fair value adjustments	—	—	3,684	—	3,684
Less: Tax on adjustments (2)	(4,972)	1,831	(1,455)	22,784	18,188
Adjusted net income	$40,062	$(2,739)	$7,616	$(15,501)	$29,438

Adjusted net income	$40,062	$(2,739)	$7,616	$(15,501)	$29,438
Average stockholders’ equity	$314,592	$58,981	$112,190	$(23,001)	$462,762
Adjusted return on average equity	25.5%	(9.3)%	13.6%	NM%	12.7%

	Six Months Ended June 30, 2021
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$36,232	$18,852	$17,614	$(21,831)	$50,867
Less: Income tax (benefit) expense	(7,763)	(4,462)	(2,941)	3,987	(11,179)
Less: Net realized and unrealized gains (losses)	(12,432)	(4,020)	(13,908)	—	(30,360)
Plus: Intangibles amortization (1)	7,669	—	—	—	7,669
Plus: Stock-based compensation expense	872	331	12	999	2,214
Plus: Non-recurring expenses	2,104	—	281	2,171	4,556
Plus: Non-cash fair value adjustments	—	—	(1,352)	—	(1,352)
Less: Tax on adjustments (2)	185	823	2,925	(68)	3,865
Adjusted net income	$26,867	$11,524	$2,631	$(14,742)	$26,280

Adjusted net income	$26,867	$11,524	$2,631	$(14,742)	$26,280
Average stockholders’ equity	$292,865	$67,292	$113,430	$(84,295)	$389,292
Adjusted return on average equity	18.3%	34.3%	4.6%	NM%	13.5%

Notes
(1)	Specifically associated with acquisition purchase accounting. See Note (9) Goodwill and Intangible Assets, net, of the Company’s Form 10-Q for the period ended June 30, 2022.
(2)
Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts. For the three and six months ended June 30, 2022, included in the adjustment is an add-back of $25.5 million related to deferred tax expense from the tax deconsolidation of Fortegra.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of June 30,
	2022	2021
Total stockholders’ equity	$525,340	$405,049
Less: Non-controlling interests	134,935	18,031
Total stockholders’ equity, net of non-controlling interests	$390,405	$387,018

Total common shares outstanding	36,305	33,395

Book value per share	$10.75	$11.59